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                                                                      Exhibit 23



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in the Form 11-K of our report dated June 10, 1999, on the audit of the financial statements of the Range Resources 401(k) Plan as of December 31, 1998 and 1997, and for the years then ended, and for the supplemental schedules as of and for the year ended December 31, 1998.




MEADEN & MOORE, LTD.
CERTIFIED PUBLIC ACCOUNTANTS
CLEVELAND, OHIO
JUNE 30, 1999

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